FOR IMMEDIATE RELEASE

Company Contacts:

Investor Relations:
Ed Lockwood
Sr. Director of Investor Relations
408.875.6800
Ed.Lockwood@kla-tencor.com

Media:
Meggan Powers
Sr. Director, Corporate Communications
408.875.8733
Meggan.Powers@kla-tencor.com

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR

FOURTH QUARTER FISCAL YEAR 2008

SAN JOSE, Calif. - May 7, 2008 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share on its common stock payable on June 2, 2008 to KLA-Tencor stockholders of record on May 19, 2008.

About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com.

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